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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                      SUNSHINE MINING AND REFINING COMPANY

     FIRST: The name of the Corporation is Sunshine Mining and Refining
Company.

     SECOND: The registered office of the Corporation in the state of Delaware is located at 1013 Centre Road in the City of Wilmington, County of New Castle. The name and address of its registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

     THIRD: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation are as follows:

          To engage in and carry on the business of exploring for, developing and utilizing natural resources of every kind and description; to explore for, to develop and to mine, mill, concentrate, convert, smelt, treat, refined, prepare for market, manufacture, buy, sell, exchange, and otherwise to produce, process and deal in natural resources of every kind and description, including without limitation, ores, metals, minerals, oil, natural gas, timber, water, and all other natural products and the products and by-products thereof of every kind and description and by whatever means the same can be and may hereafter be bought, sold, conveyed, transferred, produced, processed, handled or otherwise dealt in; to buy, sell, exchange, lease, acquire and otherwise deal in real property, mines, mineral rights and claims of any nature whatsoever, timber rights, and interests of any nature whatsoever in oil and gas; to own, lease, hire, rent, as lessee or lessor, operate and manage all types of real property, buildings and fixtures, and the machinery, equipment and other personal property and facilities necessary to the conduct, operation and management of such business and all other activity in connection therewith;

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and personal property of every class and description;

          To acquire, and pay for in cash, stock, or bonds of this Corporation or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, partnership, trust, joint stock company, syndicate, firm, association or corporation;

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation;

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

          To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes;

          To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated; and





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          To engage in any lawful act or activities for which corporations may be organized under the General Corporation Law of Delaware.

     The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent business and purposes.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is Six Hundred Twenty Million (620,000,000), of which stock Six Hundred Million (600,000,000) shares of the par value of $0.01 each shall be designated Common Stock and of which Twenty Million (20,000,000) shares of the par value of $1.00 each shall be designated Preferred Stock.

     Section 1. Power of Board to Issue Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have distinctive serial designations, which may be by distinguishing number, letter or title, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors of the Company at a regularly called meeting without dissenting vote, pursuant to authority so to do which is hereby conferred upon and vested in the Board of Directors.

     Section 2. Terms of Preferred Stock. Each series of Preferred Stock (i) may have such number of shares; (ii) may have such voting powers, including, without limitation, the right to vote as a class in connection with a Business Combination (as defined in Article Fifth), full or limited, or may be without voting powers; (iii) may be subject to redemption at such time or times and at such price or prices; (iv) may be entitled to receive dividends, which may be cumulative or noncumulative, at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (v) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (vi) may be convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments; (vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including, without limitation, additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on and the purchase redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and (ix) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of share then outstanding) from time to time by like action of the Board of Directors.

     Section 3. Redemption or Purchase of Preferred Stock. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or of which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

     Section 4. Voting Rights. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

     Section 5. Dividends. Subject to all the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

     Section 6. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights in interest, to the exclusion of the holders of the Preferred Stock.

     FIFTH: Vote Required to Approve Business Combinations. In addition to the vote of stockholders otherwise required by law or by the terms of any other Article of this Certificate of Incorporation, the affirmative vote or consent of the holders of a majority of all shares of outstanding stock entitled to vote thereon, and a majority of each series or class of Preferred Stock which under this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors authorizing the issuance of such Preferred Stock is entitled to vote thereon




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as a class, shall be required to approve any Business Combination. As used in this Article Fifth, the term "Business Combination" shall include any merger or consolidation of the Corporation with or into any other corporation, firm or entity which under the applicable provisions of Delaware law is required to be submitted to a vote of stockholders, or the sale, lease, exchange or other disposition (including, without limitation, any disposition in connection with any dissolution, liquidation or winding up of the Corporation) of all or substantially all of the property and assets of the Corporation (including its good will and corporate franchises) to any other corporation, firm or entity.

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the power to adopt, amend or repeal the bylaws of the Corporation is hereby conferred upon and vested in the Board of Directors.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no amendment to this Certificate of Incorporation shall, directly or indirectly, amend, alter, change or repeal any of the provisions of Article Fourth, Section 1 or any of the provisions of Article Fifth, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of (i) 66 2/3% of the outstanding stock of the Corporation entitled to vote thereon, and (ii) 66 2/3% of each class or series of Preferred Stock which under this Certification of Incorporation or by the resolution or resolutions of the Board of Directors authorizing the issuance of such class of Preferred Stock is entitled to vote thereon as a separate class.

     ELEVENTH: The name and mailing address of the incorporator is as follows:


     Name                            Mailing Address
     ----                            ---------------

     Rebecca L. Saunders             877 W. Main St., Suite 600
                                     Boise, ID  83702

     TWELFTH: To the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     THIRTEENTH: Any director may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote thereon.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of October, 1995.


                                        /s/ Rebecca L. Saunders
                                        -----------------------------------
                                        Rebecca L. Saunders, Incorporator





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